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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549



                                    FORM 8-K

                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

         DATE OF REPORT (Date of earliest event reported): APRIL 3, 2000



                        BINDVIEW DEVELOPMENT CORPORATION
               (Exact name of registrant as specified in charter)



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
                 TEXAS                                 000-24677                             76-0306721
       (State of Incorporation)                  (Commission File No.)          (I.R.S. Employer Identification No.)
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         5151 SAN FELIPE, 21ST FLOOR
               HOUSTON, TEXAS                                       77056
  (Address of Principal Executive Offices)                        (Zip Code)


       REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE: (713) 561-4000



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ITEM 5. OTHER EVENTS.

         On April 3, 2000, BindView Development Corporation ("BindView") issued a press release announcing that, based on a preliminary review of its results for the first quarter ending March 31, 2000, revenue is estimated to have grown to approximately $16.0 million for the quarter compared with revenues of $12.7 million for the corresponding period of 1999. Excluding non-recurring transaction and restructuring charges relating to the acquisition of Entevo Corporation in February of this year, BindView expects a net loss per share for the first quarter of between $0.02 to $0.04. Complete operating results for the first quarter are expected to be released on April 19, 2000. A copy of the press release is attached as Exhibit 99.1.

ITEM 7.           FINANCIAL STATEMENTS AND EXHIBITS

         (c)      Exhibits.

         99.1     Press Release


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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                          BINDVIEW DEVELOPMENT CORPORATION



Dated:  April 4, 2000                     By: /s/ SCOTT R. PLANTOWSKY
                                             -----------------------------------
                                                   Scott R. Plantowsky,
                                                 Chief Financial Officer


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                                 EXHIBIT INDEX

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EXHIBIT
NUMBER            DESCRIPTION
-------           -----------
  99.1            Press Release
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